Exhibit 99.1

Quanterix Appoints Amol Chaubal as Chief Financial Officer
Amol brings global pharmaceutical and diagnostic industry experience to management team to support rapid company growth

LEXINGTON, Mass. — March 28, 2019 Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced that it has named Amol Chaubal to the position of Chief Financial Officer (CFO), effective April 12, 2019. Amol replaces Joseph Driscoll, who is stepping down from his current role as CFO.

“Our company’s accelerated growth over the past several years, combined with the magnitude of the opportunity we have to transform healthcare with digital biomarkers requires us to scale our executive team accordingly with top talent,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman of Quanterix. “Amol’s deep experience in diagnostics, pharmaceutical services and medical devices will be invaluable at a pivotal point in our company’s growth, fueled by regaining rights to diagnostics, new product launches, groundbreaking publications and rapid adoption of digital biomarkers in neurology and oncology research. The ability to attract talent of his caliber speaks volumes for Quanterix’ momentum and long-term potential as we propel to the next phase. I also want to thank Joe for his contributions over the last two years helping to prepare the company for a very successful IPO.”

Amol brings over 20 years of experience, joining Quanterix from global medical technology company, Smith & Nephew, where he serves as CFO of Global Operations. Prior to his time at Smith & Nephew, Amol served as corporate vice president and head of finance for PAREXEL’s CRS business. He has also held various roles at Novartis, including CFO North America — Vaccines & Diagnostics as well as international roles across Switzerland, Canada and the United States. Amol has a Master of Business Administration from INSEAD and a Master of Chemical Engineering from the Indian Institute of Technology.

“I am honored to be joining an impressive leadership team that has achieved considerable success in a short time,” said Amol. “I am impassioned by Quanterix’ mission-driven work and admire Kevin’s drive to empower new advances in disease diagnosis and develop better treatments with biomarker research. I look forward to supporting the innovation and world-class performance that the company has continuously delivered.”

For more information on Quanterix please visit: www.quanterix.com

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Lexington, Massachusetts. For additional Information, please visit: https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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